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                                                                    EXHIBIT 23.2

                      CONSENT OF SUTRO & CO. INCORPORATED

  We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of our Opinion to the Board of Directors of Boomtown, Inc. attached as Appendix C to such Joint Proxy Statement/Prospectus and the reference to such opinion and to our firm in such Joint Proxy Statement/Prospectus thereof.

                                          SUTRO & CO. INCORPORATED

                                                 /s/ Michael D. Brown
                                          By:__________________________________
                                                    Michael D. Brown
                                                    Managing Director

                                          Dated: 9/16/96